Exhibit 99

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as a member of the Modine 401(k) Retirement Plan Advisory Committee for Salaried Employees of Modine Manufacturing Company ("Modine"), that, to his knowledge, the Annual Report for the Modine 401(k) Retirement Plan for Salaried Employees on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Modine and will be retained by Modine and furnished to the Securities and Exchange Commission or its staff upon request.

June 25, 2003	By: /s/ R. L. Hetrick
R. L. Hetrick
Committee Chairman

June 25, 2003	By: /s/ D. B. Spiewak
D. B. Spiewak
Committee Secretary